EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-124448) relating to the Non-Employee Director Stock Plan, the Registration Statement on Form S-8 (Registration No. 333-87260) relating to the 2002 Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103734) relating to the Fortune Brands Retirement Savings Plan, the Registration on Form S-8 (Registration No. 333-103736) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-115350) relating to the 2003 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-103735) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, and (b) the Registration Statements on Form S-3 (Registration Nos. 33-50832 and 333-76371) of Fortune Brands, Inc. of our report dated June 27, 2005 relating to the financial statements of the Fortune Brands Hourly Employee Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Chicago, Illinois June 29, 2005